Exhibit 99.5

November 12, 2019

YX ASSET RECOVERY LIMITED (the “Company”)

Xincheng Science and Technology Park Building 7

West Yuelu Road No. 588

Changsha 410205, Hunan Province

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references of my name as a director of the Company in the Registration Statement on Form F-1 of the Company and any amendments thereto.

Sincerely yours,

/s/ Kaiguo Wang
Name: Kaiguo Wang